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                                                                 EXHIBIT 10.23.1


                                                             LOAN NO.: 6-103-269

                                 PROMISSORY NOTE

$100,000,000                                                       April 1, 1999

Loan No. 6-103-269

         FOR VALUE RECEIVED, FelCor/CSS Holdings, L.P. a Delaware limited partnership ("BORROWER") promises to pay to the order of THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation ("LENDER", which shall also mean successors and assigns who become holders of this Note), at 751 Broad Street, Newark, New Jersey 07102-3777, or at such other place as may from time to time be designated by Lender, the principal sum of One Hundred Million and No/100 U.S. Dollars ($100,000,00.00) with interest on the unpaid balance ("BALANCE") at the rate of Seven and Five Hundred Thirty-Six Thousandths (7.536%) per annum ("NOTE RATE") from the date of the first disbursement of the proceeds of the loan ("LOAN") evidenced by this Note ("FUNDING DATE") until Maturity (defined below). Capitalized terms used without definition shall have the meanings ascribed to them in the Instruments (defined below).

         1. REGULAR PAYMENTS. Principal and interest shall be payable as follows:

                        (a) Interest accrued from the Funding Date in the amount
            of $293,066.67 shall be due and payable on April 15, 1999. The first installment payment is an adjusted payment.

                        (b) Principal and interest shall be paid in One Hundred
            Nineteen (119) installments of Seven Hundred Forty-One Thousand Three Hundred Thirty-Four and 42/100 Dollars ($741,334.42) each, commencing on May 15, 1999, and continuing on the fifteenth (15th) day of each succeeding month to and including March 15, 2009. Each payment due date is referred to as a "DUE DATE".

                        (c) The balance of all of the Obligations (as defined in
            the Instruments) under each of the Instruments shall be due and payable on April 1, 2009 ("MATURITY DATE"). "Maturity" shall mean the Maturity Date or earlier date that the Obligations may be due and payable by acceleration by Lender as provided in the Loan Documents (as defined in the Instruments).

                        (d) Interest on the Balance for any full month shall be
            calculated on the basis of a three hundred sixty (360) day year consisting of twelve (12) months of thirty (30) days each. For any partial month, interest shall be due in an amount equal to (i) the Note Rate divided by 360 multiplied by (ii) the number of days any Balance is outstanding through and including the day of payment.

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         2. LATE PAYMENT AND DEFAULT INTEREST.

                        (a) LATE CHARGE. If any payment due under the Loan
            Documents is not fully paid by its due date, a late charge of $500 per day (the "DAILY CHARGE") shall be assessed for each day that elapses until payment in full is made (including the date payment is made); provided, however, that if any such payments, together with all accrued Daily Charges, are not fully paid by the fourteenth day following their due date, a late charge equal to four percent (4%) of such payments (the "LATE CHARGE") shall be assessed and be immediately due and payable. The Late Charge shall be payable in lieu of Daily Charges that shall have accrued. The Late Charge may be assessed only once on each overdue payment. These charges shall be paid to defray the expenses incurred by Lender in handling and processing such delinquent payment(s) and to compensate Lender for the loss of the use of such funds. The Daily Charge and Late Charge shall be secured by the Loan Documents. The imposition of the Daily Charge, Late Charge, and/or requirement that interest be paid at the Default Rate (defined below) shall not be construed in any way to
            (i) excuse Borrower from its obligation to make each payment under this Note promptly when due or (ii) preclude Lender from exercising any rights or remedies available under the Loan Documents upon an Event of Default (as defined in the Instruments).

                        (b) ACCELERATION. Upon an Event of Default, including a
            breach of Section 7.01 of the Instrument, Lender may declare the Balance, unpaid accrued interest, the Prepayment Premium (defined below) and all other Obligations immediately due and payable in full.

                        (c) DEFAULT RATE. Upon an Event of Default or at
            Maturity, whether by acceleration (due to a voluntary or involuntary default) or otherwise, the entire Obligations (excluding accrued but unpaid interest if prohibited by law) shall bear interest at the Default Rate. The "DEFAULT RATE" shall be the lesser of (i) the maximum rate allowed by the law or (ii) the greater of (A) the Note Rate plus five percent (5%) or (B) five percent (5%) plus the prime rate (for corporate loans at large United States money center commercial banks) published in the Wall Street Journal on the date the applicable default occurs. The term "BUSINESS DAY" shall mean a day which commercial banks are not authorized or required by law to close in the Property State or in the State where payments made by Borrower are received.

         3. APPLICATION OF PAYMENTS. Before an Event of Default, all payments received under this Note shall be applied in the following order: (a) to unpaid Daily Charges, Late Charges and costs of collection; (b) to any prepayment premium due; (c) to interest on the Balance; and (d) then to the Balance. After an Event of Default, all payments shall be applied in any order determined by Lender in its sole discretion.


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         4. PREPAYMENT. This Note may be prepaid, in whole or in part, upon at least thirty (30) days' prior written notice to Lender and upon payment of all accrued interest (and other Obligations due under the Loan Documents) and a prepayment premium ("PREPAYMENT PREMIUM") equal to the greater of (a) one percent (1%) of the principal amount being prepaid multiplied by the quotient of the number of full months remaining until the Maturity Date divided by the number of full months comprising the term of this Note, or (b) the Present Value of the Loan (defined below) less the amount of principal and accrued interest (if any) being prepaid, calculated as of the prepayment date. The Prepayment Premium shall be due and payable, except as provided in the Instrument or as limited by law, upon any prepayment of this Note, whether voluntary or involuntary, and Lender shall not be obligated to accept any prepayment of the Note unless it is accompanied by the Prepayment Premium, all accrued interest and all other Obligations due under the Loan Documents. Unless prepayment occurs on a Due Date, the actual number of days until the next Due Date will be used to discount during that partial month. Lender shall notify Borrower of the amount and calculation of the Prepayment Premium. Borrower agrees that (a) Lender shall not be obligated to actually reinvest the amount prepaid in any Treasury obligation and (b) the Prepayment Premium is directly related to the damages that Lender will suffer as a result of the prepayment. The "PRESENT VALUE OF THE LOAN" shall be determined by discounting all scheduled payments remaining to the Maturity Date attributable to the amount being prepaid at the Discount Rate (defined below). The "DISCOUNT RATE" is the rate which, when compounded monthly, is equivalent to the Treasury Rate (defined below), when compounded semi-annually. The "TREASURY RATE" is the semi-annual yield on the Treasury Constant Maturity Series with maturity equal to the remaining weighted average life of the Loan (defined below), for the week prior to the prepayment date, as reported in Federal Reserve Statistical Release H.15 - Selected Interest Rates, conclusively determined by Lender (absent a clear mathematical calculation error) on the prepayment date. The rate will be determined by linear interpolation between the yields reported in Release H.15, if necessary. If Release H.15 is no longer published, Lender shall select a comparable publication to determine the Treasury Rate. Notwithstanding the foregoing, no Prepayment Premium shall be due if the Note is prepaid during the last thirty
(30) days prior to the Maturity Date.

         5. NO USURY. Under no circumstances shall the aggregate amount paid or to be paid as interest under this Note exceed the highest lawful rate permitted under applicable usury law ("MAXIMUM RATE"). If under any circumstances the aggregate amounts paid on this Note shall include interest payments which would exceed the Maximum Rate, Borrower stipulates that payment and collection of interest in excess of the Maximum Rate ("EXCESS AMOUNT") shall be deemed the result of a mistake by both Borrower and Lender and Lender shall promptly credit the Excess Amount against the Balance or refund to Borrower any portion of the Excess Amount which cannot be so credited.


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         6. SECURITY AND OTHER LOAN DOCUMENTS INCORPORATED. This Note is the
Note referred to and secured by, among other things, those certain first mortgages or first deeds of trust of even date herewith between Borrower and Lender (individually, an "INSTRUMENT" and collectively, the "INSTRUMENTS") on the properties described in the Instruments (individually, the "PROPERTY", and collectively, the "PROPERTIES"). Borrower shall observe and perform all of the terms and conditions in the Loan Documents. The Loan Documents are incorporated into this Note as if fully set forth in this Note.

         7. TREATMENT OF PAYMENTS. Prior to the occurrence of an Event of Default, all payments under this Note shall be made, without offset or deduction, (a) in lawful money of the United States of America by wire transfer to an account specified by Lender from time to time or at the place (and in the manner) Lender may specify by written notice to Borrower, (b) in immediately available federal funds, and (c) if received by Lender prior to 2:00 p.m. local time at such place, shall be credited on that day or else, at Lender's option, shall be credited on the next Business Day. Following an Event of Default, all payments due under this Note shall be paid by electronic funds transfer from a bank account established for this purpose. In such case, Borrower agrees to maintain an account with a bank satisfactory to Lender, in Lender's good faith judgment, and to direct the bank in writing to transfer these payments on their respective Due Date to Lender's designated account. Lender's approval and designation of the bank (or banks) shall be confirmed in writing; it being understood that Lender hereby approves NationsBank and Chase Manhattan Bank. Lender shall have the right, after thirty days written notice, to require Borrower to use a different bank or to select a different bank for Lender's account. All costs of establishing and maintaining these accounts and all costs of these electronic funds transfers shall be paid by Borrower. If any Due Date falls on a day which is not a Business Day, then the payment shall be deemed to have fallen on the next succeeding Business Day.

         8. LIMITED RECOURSE LIABILITY. Except to the extent set forth in this Paragraph 8 and Paragraph 9 of this Note, none of Borrower, the general partner of Borrower or FelCor Lodging Limited Partnership (singularly or collectively, the "EXCULPATED PARTIES") shall have any personal liability for the Obligations. Notwithstanding the preceding sentence, Lender may bring a foreclosure action or other appropriate action to enforce the Loan Documents or realize upon and protect all or any number of the Properties (including, without limitation, naming the Exculpated Parties in the actions) and in addition THE EXCULPATED PARTIES, JOINTLY AND SEVERALLY, SHALL HAVE PERSONAL LIABILITY FOR THE FOLLOWING:

                  (a) any separate indemnity agreement, guaranty, or similar instrument furnished in connection with the Loan (including, without limitation, the Environmental Indemnity and the ERISA Certificate and Indemnification Agreement);

                  (b) any Assessments (accrued and/or payable) with respect to the Properties, whether payable by Borrower or DJONT Operations, L.L.C. ("LESSEE");


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                  (c) any security deposits of tenants or subtenants whether held by Borrower or Lessee (other than a Successor Lessee) (i) not turned over to Lender upon foreclosure, sale (pursuant to power of sale), or conveyance in lieu thereof, or (ii) not turned over to a receiver or trustee for the Properties after appointment;

                  (d) any insurance proceeds or condemnation awards neither turned over to Lender nor used in compliance with the Loan Documents whether held by Borrower or Lessee (other than a Successor Lessee);

                  (e) if any of the Exculpated Parties or Lessee (other than a Successor Lessee) executes an amendment or termination of any lease in violation of any provision of the Loan Documents (other than any Primary Lease [as defined in the Instruments] which is addressed in Paragraph 9(d) below) without Lender's prior written consent (and Lender's consent was required under the Loan Documents), the Exculpated Parties shall have personal liability for the greater of:

                           (i) the present value (calculated at the Discount
                  Rate) of the aggregate total dollar amount (if any) by which
                  (A) rental income and/or other tenant obligations prior to the amendment of such lease exceeds (B) rental income and/or other tenant obligations after the amendment of such lease; or

                           (ii) any termination fee or other consideration paid;

                  (f) intentional waste of all or any portion of any Property;

                  (g) any rents or other income from any Property received by any of the Exculpated Parties or Lessee (other than a Successor Lessee) after a default under the Loan Documents and not otherwise applied by Lessee to the rent payable under the Primary Lessee, or by Borrower to the Obligations or to the current (not deferred) operating expenses of such Property; PROVIDED, HOWEVER, THAT THE EXCULPATED PARTIES SHALL HAVE PERSONAL LIABILITY for amounts paid as expenses to a person or entity related to or affiliated with any of the Exculpated Parties unless the payments are expressly permitted in the Loan Documents; and further provided, that for purposes of this Paragraph 8(g) Promus Hotels, Inc. or any of its subsidiaries, as Manager and Licensor (as defined in the Loan Agreement by and between Borrower and Lender of even date herewith), shall not be deemed affiliated with the Borrower;

                  (h) Borrower's failure to maintain a letter or letters of credit, (if any), required under the Loan Documents;

                  (i) any payments required to be made by Lessee to Borrower under any Primary Lease that is withheld, set off, or otherwise not made by Lessee when due, in any case in which Borrower shall have approved or consented to the same;


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                  (j) Borrower's or Lessee's failure to cause funds to be paid into the FF&E Account (as defined in the Loan Agreement) or the failure by either of them to use or apply funds disbursed from the FF&E Account in accordance with the provisions of Section 3 of the Loan Agreement; or

                  (k) all legal fees (excluding the allocated costs of Lender's staff attorneys) and other expenses incurred by Lender in enforcing the Loan Documents if Borrower contests, delays, or otherwise hinders or opposes (including, without limitation, the filing of a bankruptcy) any of Lender's enforcement actions, other than in the event that Borrower finally prevails in establishing that Borrower was not in default and Lender was not entitled to exercise its remedies under the Loan Documents.

         9. FULL RECOURSE LIABILITY. Notwithstanding the provisions of Paragraph 8 of this Note, the EXCULPATED PARTIES SHALL HAVE PERSONAL LIABILITY for the Obligations if:

                  (a) there is a Transfer (as defined in the Instruments) or Indirect Transfer (as defined in the Instruments) (other than a Permitted Indirect Transfer (as defined in the Instruments)) without Lender's consent;

                  (b) there shall be any fraud or material misrepresentation by any of the Exculpated Parties or Lessee in connection with any Property, the Loan Documents, the Loan Application by and between Borrower, FelCor Lodging Limited Partnership, FelCor/CSS Hotels, L.L.C., and Lender dated February 22, 1999, any instruments, reports, evidence, estoppels, subordination agreements, environmental reports, architectural reports, life safety reports, engineering reports, leases, papers, information and other documents and agreements required to be obtained by Borrower under the Loan Application or Loan Documents or required or subject to Lender's approval at any time or delivered to Lender with respect to the Loan or any other aspect of the Loan; or

                  (c) any Property or any part thereof (including either the interests of Borrower or the interests of Lessee) shall become an asset in (i) a voluntary bankruptcy or insolvency proceeding filed by Borrower or Lessee or (ii) an involuntary bankruptcy or insolvency proceeding filed against Borrower or Lessee which is not dismissed within ninety (90) days of filing; provided, however, that this Paragraph 9(c) shall not apply if: (x) an involuntary bankruptcy is filed by Lender (y) any voluntary bankruptcy proceeding is filed by a Successor Lessee (as defined in the Loan Agreement) or (z) an involuntary bankruptcy proceeding is filed against a Successor Lessee (other than a proceeding filed by, or with the express consent of, the Borrower); and provided further, that if:

                                    (A) after ninety (90) days following the
                  filing of any involuntary bankruptcy proceeding described in clause (ii) above, such proceeding is dismissed


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                  with prejudice and without adversely affecting the
                  enforceability or priority of any of the Loan Documents;

                                    (B) such dismissal occurs prior to the
                  occurrence of any of the following: (v) the entry of any order that adversely affects the enforceability or priority of any of the Loan Documents (other than solely by reason of the automatic stay), (w) the entry of any order granting any person relief from the automatic stay to foreclose against, enforce any lien or security interest in, levy upon, or repossess any material assets of Borrower or Lessee that constitute a part of, or that relate to, the Properties, or to terminate any of the Management Agreements (as defined in the Loan Agreement), License Agreements (as defined in the Loan Agreement), or leases of restaurant space (the "MATERIAL LEASES"), (x) the liquidation of any material assets of Borrower or Lessee (other than a Successor Lessee) that constitute a part of, or that relate to, the Properties, (y) the entry of any order approving the rejection or termination of any Primary Lease, any Management Agreement, any License Agreement, or any Material Lease, or (z) the entry of any order approving any plan of reorganization for Borrower or Lessee (other than a Successor Lessee); and

                                    (C) throughout the period following the
                  filing of such bankruptcy proceeding, Borrower or one or more of the Exculpated Parties shall have continued to make regular payments of debt service on a timely basis in accordance with the provisions of the Loan Documents;

         then, the Exculpated Parties shall be personally liable only for the actual damages, losses, costs and expenses (including attorneys' fees) incurred by Lender (expressly including any diminution, loss or damage to the Properties and/or any other property or rights which are security for the loan evidenced by this Note) as a result of such bankruptcy filing;

                  (d) any of the Exculpated Parties or Lessee executes an amendment or termination of any Primary Lease, or any of the Exculpated Parties or Lessee (other than a Successor Lessee) executes or authorizes any amendment of or terminates any Management Agreement or License Agreement, without Lender's prior written consent (and Lender's consent was required under the Loan Documents) or other than in accordance with the provisions of Section 8 of the Loan Agreement; or

                  (e) there shall be an Event of Default pursuant to Section 8(a) and/or 8(b) of the Loan Agreement.

         Notwithstanding the foregoing, following the occurrence of an event described in Paragraphs 9(a), 9(b) and 9(d) above, if Borrower (1) establishes that the same was inadvertent, (2) promptly gives Lender written notice of such event, and (3) cures the same to the reasonable


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satisfaction of Lender within thirty (30) days after any senior officer of
Borrower, FelCor Lodging Limited Partnership, or FelCor Lodging Trust Incorporated first had actual knowledge thereof (regardless of whether Lender shall have given any notice of default or other notice on account thereof), the Exculpated Parties shall be personally liable only for any actual damages, losses, costs and expenses incurred by Lender (including reasonable attorneys' fees) incurred by Lender as a result of the foregoing events.

         10. JOINT AND SEVERAL LIABILITY. Subject to Paragraph 8 of this Note, this Note shall be the joint and several obligation of all makers (including the Exculpated Parties), endorsers, guarantors and sureties, and shall be binding upon them and their respective successors and assigns and shall inure to the benefit of Lender and its successors and assigns.

         11. WAIVER OF TRIAL BY JURY. BORROWER AND LENDER HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM FILED BY EITHER PARTY, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN, THE LOAN DOCUMENTS, OR ANY ACTS OR OMISSIONS OF LENDER OR BORROWER IN CONNECTION THEREWITH.


         IN WITNESS WHEREOF, this Note has been executed by Borrower as of the date first set forth above.

                                       BORROWER:

                                       FELCOR/CSS HOLDINGS, L.P.,
                                       a Delaware limited partnership

                                       By: FelCor/CSS Hotels, L.L.C., a Delaware
                                           limited liability company,
                                           its general partner


                                           By: /s/ JOEL M. EASTMAN
                                               ---------------------------------
                                               Name: Joel M. Eastman
                                               Title: VP



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